UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 31, 2005

SCHOOL SPECIALTY, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	000-24385	39-0971239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

W6316 Design Drive

Greenville, Wisconsin 54942

(Address of principal executive offices,

including zip code)

Registrant’s telephone number, including area code: (920) 734-5712

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

MERGER AGREEMENT

On May 31, 2005, School Specialty, Inc. (the “Company”) announced that it had entered into an Agreement and Plan of Merger, dated as of May 31, 2005 (the “Merger Agreement”), with LBW Holdings, Inc. (“Buyer”) and LBW Acquisition, Inc. (“Merger Sub”). Buyer and Merger Sub are entities which will be directly and indirectly owned by an investment group consisting of entities affiliated with Bain Capital Partners, LLC, a Boston-based global private investment firm.

The Merger Agreement contemplates the Merger Sub will be merged with and into the Company (the “Merger”) and each outstanding share of common stock of the Company will be converted into the right to receive $49.00 per share in cash, without interest.

The Company has made customary representations and warranties and covenants in the Merger Agreement, including among others (i) not to (A) solicit proposals relating to alternative business combination transactions, or (B) subject to certain exceptions, enter into discussions concerning or provide information in connection with alternative business combination transactions, (ii) to cause a meeting of the Company’s shareholders to be held to consider the adoption of the Merger Agreement, and (iii) subject to certain exceptions, for the Company’s board of directors to recommend that the Company’s shareholders adopt the Merger Agreement and thereby approve the Merger and the other transactions contemplated by the Merger Agreement.

Consummation of the Merger is subject to various customary conditions, including adoption of the Merger Agreement by the Company’s shareholders, receipt of debt financing by Buyer, the absence of certain legal impediments to the consummation of the Merger and the receipt of certain regulatory approvals. Buyer has obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, which are subject, among other things, to the conditions set forth in Section 5.11 of the Merger Agreement. The Merger Agreement also contains certain termination rights and provides that, upon the termination of the Merger Agreement, under certain specified circumstances, the Company will be required to reimburse Buyer for its transaction expenses up to $10 million and/or pay a termination fee of $34 million.

A copy of the Merger Agreement is attached as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

IN CONNECTION WITH THE PROPOSED MERGER, THE COMPANY WILL PREPARE A PROXY STATEMENT FOR THE SHAREHOLDERS OF THE COMPANY TO BE FILED WITH THE SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement will be available free of charge at the SEC’s website, www.sec.gov. Shareholders of the Company will also be able to obtain the proxy statement free of charge by request to School Specialty, Inc., W6316 Design Drive, Greenville, Wisconsin 54942, Attention: Chief Financial Officer.

Item 8.01.	Other Events.

On May 31, 2005, the Company issued a press release announcing the signing of the Merger Agreement, a copy of which is furnished as Exhibit 99.1 hereto. David J. Vander Zanden, the Company’s President and Chief Executive Officer, is expected to continue his role following completion of the Merger. Mr. Vander Zanden and certain other members of the Company’s management team are expected to have an ongoing equity investment in the Company.

Item 9.01.	Exhibits.

Exhibit No.	Description

10.1	Agreement and Plan of Merger, dated May 31, 2005, by and among Buyer, Merger Sub and the Company

99.1	Press Release dated May 31, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOOL SPECIALTY, INC. (Registrant)

Date: May 31, 2005

/s/ DAVID J. VANDER ZANDEN
David J. Vander Zanden
President and Chief Executive Officer
(Principal Executive Officer)

Date: May 31, 2005

/s/ MARY M. KABACINSKI
Mary M. Kabacinski
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement and Plan of Merger, dated May 31, 2005, by and among Buyer, Merger Sub and the Company

99.1	Press Release dated May 31, 2005